Exhibit 99

ORBCOMM ANNOUNCES FIRST QUARTER 2010 RESULTS

- Total Revenues Increased More Than 10% -
 - Generated EBITDA of $673K and Adjusted EBITDA of $1.3 Million -

Fort Lee, NJ, May 10, 2010 – ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focusing on two-way Machine-to-Machine (M2M) communications and leading provider of space-based Automatic Identification System (AIS) services, today announced financial results for the first quarter ended March 31, 2010.

The following financial highlights are in thousands of dollars, except per share.

	Three months ended March 31,
	2010	2009
Total Revenues	$7,417	$6,727
Service Revenues	$6,882	$6,622
Product Sales	$535	$105
Operating Income (Loss)	$(368)	$(8,591)
Net Income (Loss) attributable to ORBCOMM Inc.	$(735)	$(9,135)
Net Income (Loss) per Common Share	$(0.02)	$(0.22)
EBITDA (1) (3)	$673	$(7,826)
Adjusted EBITDA (2) (3)	$1,250	$(290)

(1) EBITDA is defined as earnings before interest income (expense), provision for income taxes and depreciation and amortization.
(2) Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, and Impairment Charge.
(3) A table presenting EBITDA and Adjusted EBITDA, reconciled to GAAP Net Loss, is among other financial tables at the end of this release.

Total Revenues for the quarter ended March 31, 2010 were $7.4 million, an increase of 10.3% from the first quarter of 2009. Service Revenues for the first quarter of 2010 increased 3.9% to $6.9 million from the comparable period of 2009 and represents 92.8% of Total Revenues. Product Sales increased in the first quarter to $535,000 from $105,000 in the first quarter of 2009 attributable to increases in OEM product sales at our Japanese subsidiary.

Costs and Expenses in the first quarter of 2010 were $7.8 million, decreasing $7.5 million compared to the same period in the prior year, which includes a $7.0 million Impairment Charge-Satellite Network. Costs and Expenses in the first quarter, excluding Costs of Product Sales and excluding last year’s satellite Impairment Charge, decreased 9.1% or $751,000. The lower costs are associated with SG&A savings, including lower bad debt expense and lower professional service fees in the quarter.

Operating loss for the first quarter ended March 31, 2010 was $368,000 compared to $8.6 million loss in the first quarter of 2009, with the improvement of $8.2 million driven by the growth in Total Revenues, reductions in Costs and Expenses, and the absence of last year’s $7.0 million Impairment Charge. These factors also contributed to significant improvement of $8.4 million in Net Loss attributable to ORBCOMM Inc. to $735,000 or $0.02 per share, versus $9.1 million or $0.22 per share, in the first quarter of 2009.  Excluding the impact of the Impairment Charge in the first quarter 2009 Net Loss, the first quarter 2010 Net Loss still improved by 64.8% or $1.4 million versus the first quarter 2009. The Company achieved positive EBITDA for the first quarter of 2010 of $673,000. Adjusted EBITDA for the quarter was $1.3 million versus a loss of $290,000 in the first quarter of 2009.

At March 31, 2010, there were more than 525,000 billable subscriber communicators, a 10.2% increase over the first quarter of 2009. Net subscriber additions during the quarter were about 10,000, comprised of over 7,500 satellite additions and over 2,000 terrestrial additions.

“We are pleased that subscriber additions have increased for the second quarter in a row and believe this trend signals the beginning of recovery among many of our resellers,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “Additionally, ORBCOMM continues to grow its AIS business with $0.7 million in revenue in the first quarter of 2010, up 65% from the prior year period. We expect service revenues will continue to represent most of ORBCOMM’s total revenue, consistent with the Company’s high margin growth strategy.”

“Total Revenue growth and cost control efforts drove $1.3 million in Adjusted EBITDA for the first quarter of 2010,” said Robert Costantini, ORBCOMM’s Chief Financial Officer. “Total Revenues increased 10.3% coupled with a decline of 12.5% in Costs of Services, SG&A, and Product Development, excluding Depreciation and Amortization in the first quarter of 2010, which led to a $1.5 million improvement in Adjusted EBITDA over the prior year results.”

Business Highlights

Selected recent business highlights include:

•
Quake Global, Inc. a leading manufacturer of ORBCOMM modems, announced its next generation of satellite modems for the ORBCOMM satellite network with the addition of Q4000 and Q-Pro series of products. These robust, rugged, and highly configurable devices should bring new customers to the ORBCOMM network.

•
Alanco Technologies, Inc., (NASDAQ: ALAN) and ORBCOMM Inc. announced a strategic investment by ORBCOMM in which 500,000 shares of Alanco Series E Convertible Preferred Stock was purchased for a total investment of $2,250,000 ($4.50 per preferred share convertible into 12 common shares). A Product/Software Development Cooperation Agreement was entered into with Alanco’s StarTrak Systems subsidiary to develop, manufacture and market new products featuring dual-mode cellular and ORBCOMM satellite communications capabilities, to operate over the global ORBCOMM communications networks.

•
In April, 2010, ORBCOMM commenced the construction of a Gateway Earth Station (GES) in Hartebeesthoek, South Africa.  In addition, ORBCOMM signed an agreement with CSIR Satellite Applications Center for the establishment, installation and maintenance operation at the site. This new GES is an important terrestrial link to ORBCOMM’s network of low-Earth orbit satellites providing low-cost, near real-time, two-way machine-to-machine (M2M) satellite communications in southern region of the African continent.

Financial Results and Highlights

Revenue

Total Revenues for the first quarter of 2010 were $7.4 million, an increase of 10.3% from the first quarter of 2009. Service Revenues for the first quarter were $6.9 million, an increase 3.9%, over the prior-year’s first quarter. The increase in Service Revenues were primarily due to an increase in AIS revenues of $0.3 million and an increase in satellite and terrestrial revenue of $0.3 million from an increase in the number of billable subscriber communicators activated on our communications system, less customer credits of $0.3 million. Product Sales increased in the first quarter of 2010 by $430,000, or over 400%, from the first quarter of 2009 due to product sales from our Japanese subsidiary.

Billable Subscriber Communicators

As of March 31, 2010, there were more than 525,000 billable subscriber communicators, compared to over 476,000 billable subscriber communicators as of March 31, 2009, an increase of 10.0%.

Costs and Expenses

Costs and Expenses in the first quarter of 2010 were $7.8 million, decreasing $7.5 million compared to the same period in the prior year, which included the $7.0 million Impairment Charge in the prior year period. Costs and Expenses in the first quarter, excluding Costs of Product Sales and excluding last year’s Impairment Charge, decreased 9.1% or $751,000. Excluding the impact of Depreciation and Amortization, the year-over-year decline would have been 12.5% or $864,000. The lower costs are associated with SG&A savings, including lower bad debt expense and lower professional service fees in the quarter.

Net Loss

Net Loss improved significantly to $735,000 for the first quarter of 2010 compared to a Net Loss of $9.1 million for the first quarter of 2009. The growth in Total Revenues and improvement in Costs and Expenses, as well as the absence this year of the Impairment Charge recorded in the first quarter of 2009 also drove the improvement in Net Loss for the quarter.  Excluding the impact of the Impairment Charge in the first quarter 2009 Net Loss, the first quarter 2010 Net Loss still improved by 64.8% or $1.4 million versus the first quarter 2009.

ORBCOMM’s Net Loss per Common Share was $0.02 for the three months ended March 31, 2010 compared to Net Loss per Common Share of $0.22 for the prior year quarter. Excluding the Impairment Charge, ORBCOMM’s Net Loss per Common Share in the first quarter of 2009 would have been $0.05, with this year’s Net Loss per Common Share improving 65% compared to the first quarter of 2009.

EBITDA and Adjusted EBITDA

EBITDA was positive for the first quarter of 2010 totaling $673,000, compared to an EBITDA of negative $7.8 million in the first quarter of 2009. Excluding the Impairment Charge in the first quarter of 2009, EBITDA was a negative $0.8 million, representing an improvement in this year’s EBITDA by over $1.5 million compared to the prior year period.

Adjusted EBITDA was positive for the first quarter of 2010 totaling $1.3 million, compared to an Adjusted EBITDA of negative $290,000 in the first quarter of 2009. Adjusted EBITDA excludes the non-cash Impairment Charge experienced in the first quarter of 2009.

EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company. Please see the financial tables at the end of the release for a reconciliation of EBITDA and Adjusted EBITDA.

Balance Sheet

Cash, Cash Equivalents, Restricted Cash, and Marketable Securities as of March 31, 2010 was $93.8 million, decreasing $1.6 million from $95.4 million at December 31, 2009. The decline is attributable to $1.0 million in capital expenditures and cash used from operations of $0.5 million, due to shifts in working capital during the quarter.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this morning at 10:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.

Domestic participants should dial 888-549-7750 at least ten minutes prior to the start of the call. International callers should dial 480-629-9866. The conference call identification number is 4294720. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s web site at www.orbcomm.com, click on investor relations tab, then select “Presentations and Webcasts,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 domestically or 303-590-3030 internationally and enter reservation identification number 4294720. The replay will be available from approximately 12:00 PM ET on Monday, May 10, 2010, through 11:59 PM ET on Monday, May 17, 2010.

Alternatively, to access the live webcast, please visit the Company’s website at www.orbcomm.com, click on “Investor Relations” and select “Presentations and Webcasts.” An archive of the webcast will be available following the call for one week.

About ORBCOMM Inc.
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. ORBCOMM is the leading commercial provider of global AIS data from space, with users that include the U.S. Coast Guard, U.S. Navy, U.S. Department of Transportation, U.S. Customs and Border Protection, and IHS Fairplay, among other government and commercial organizations. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from Asset Intelligence, a subsidiary of I.D. Systems, Inc. (“AI”) (formerly a division of General Electric Company (“GE” or “General Electric”)), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System (“AIS”) business; the inability to provide AIS service due to the in-orbit satellite failure of the remaining two quick-launch satellites; satellite launch and construction delays and cost overruns of our next-generation satellites; in-orbit satellite failures or reduced performance of our existing satellites; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see our “Risk Factors” section in our annual report on Form 10-K for the year ended December 31, 2009.

Contacts Investor Inquiries: Lucas Binder VP, Business Development and Investor Relations ORBCOMM Inc. 703-433-6505 binder.lucas@orbcomm.com	Media Inquiries: Jennifer Lattif Senior Account Executive The Abernathy MacGregor Group 212-371-5999 jcl@abmac.com

ORBCOMM Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	March 31,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$23,436	$65,292
Restricted cash	1,000	1,000
Marketable securities	66,366	26,145
Accounts receivable, net of allowances for doubtful accounts of $602 and $803	4,571	3,574
Inventories	84	78
Prepaid expenses and other current assets	1,389	1,218
Current assets held for sale	847	778
Total current assets	97,693	98,085

Satellite network and other equipment, net	73,197	73,208
Intangible assets, net	2,228	2,600
Restricted cash	2,980	2,980
Other assets	1,229	1,354
Long term assets held for sale	2,724	2,832

Total assets	$180,051	$181,059

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$2,596	$2,642
Accrued liabilities	5,178	5,610
Current portion of deferred revenue	3,902	3,849
Current liabilities related to assets held for sale	196	412
Total current liabilities	11,872	12,513
Note payable - related party	1,335	1,398
Deferred revenue, net of current portion	5,913	6,230
Total liabilities	19,120	20,141

Commitments and contingencies

Equity:
ORBCOMM Inc. stockholders' equity
Common stock, par value $0.001; 250,000,000 shares authorized; 42,562,951 and
42,455,531 shares issued and outstanding	43	42
Additional paid-in capital	230,947	230,512
Accumulated other comprehensive income	256	76
Accumulated deficit	(72,150)	(71,415)
Total ORBCOMM Inc. stockholders' equity	159,096	159,215
Noncontrolling interests in ORBCOMM Japan	1,835	1,703
Total equity	160,931	160,918

Total liabilities and equity	$180,051	$181,059

ORBCOMM Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2010	2009

Revenues:
Service revenues	$6,882	$6,622
Product sales	535	105
Total revenues	7,417	6,727

Costs and expenses (1):
Costs of services	3,136	3,221
Costs of product sales	323	60
Selling, general and administrative	4,162	4,803
Product development	164	189
Impairment charge-satellite network	-	7,045
Total costs and expenses	7,785	15,318

Loss from operations	(368)	(8,591)

Other income (expense):
Interest income	37	41
Other expense	(120)	(49)
Interest expense	(48)	(48)
Total other income (expense)	(131)	(56)

Loss from continuing operations	(499)	(8,647)

Loss from discontinued operations	(91)	(452)

Net loss	(590)	(9,099)

Less: Net income attributable to the noncontrolling interests	145	36

Net loss attributable to ORBCOMM Inc.	$(735)	$(9,135)

Net loss attributable to ORBCOMM Inc.:
Loss from continuing operations	$(644)	$(8,683)
Loss from discontinued operations	(91)	(452)
Net loss attributable to ORBCOMM Inc.	$(735)	$(9,135)

Per share information-basic and diluted:
Loss from continuing operations	$(0.02)	$(0.21)
Loss from discontinued operations	(0.00)	(0.01)
Net loss attributable to ORBCOMM Inc.	$(0.02)	$(0.22)

Weighted average common shares outstanding:
Basic and diluted	42,559	42,308

(1) Stock-based compensation included in costs and expenses:
Costs of services	$14	$20
Costs of product sales	-	-
Selling, general and administrative	416	427
Product development	2	8
	$432	$455

ORBCOMM Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three months ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(590)	$(9,099)
Adjustments to reconcile net loss to net cash
used in operating activities:
Change in allowance for doubtful accounts	(201)	285
Depreciation and amortization	1,397	1,284
Accretion on note payable - related party	33	33
Stock-based compensation	432	455
Foreign exchange losses	121	51
Amortization of premium on marketable securites	131	-
Impairment charge-satellite network	-	7,045
Changes in operating assets and liabilities:
Accounts receivable	(813)	(516)
Inventories	(6)	55
Prepaid expenses and other assets	(44)	249
Accounts payable and accrued liabilities	(528)	(967)
Deferred revenue	(262)	(220)
Net cash used in operating activities of continuing operations	(330)	(1,345)
Net cash (used in) provided by operating activities of discontinued operations	(177)	85
Net cash used in operating activities	(507)	(1,260)

Cash flows from investing activities:
Capital expenditures	(984)	(6,921)
Purchases of marketable securities	(66,422)	-
Proceeds from maturities of marketable securities	26,070	-
Net cash used in investing activities of continuing operations	(41,336)	(6,921)
Net cash used in investing activities of discontinued operations	-	(3)
Net cash used in investing activities	(41,336)	(6,924)

Cash flows from financing activities	-	-

Effect of exchange rate changes on cash and cash equivalents	(13)	(240)

Net decrease in cash and cash equivalents	(41,856)	(8,424)

Cash and cash equivalents:
Beginning of period	65,292	75,370

End of period	$23,436	$66,946

Supplemental cash flow disclosures:
Noncash investing activities:
Capital expenditures incurred not yet paid	$1,073	$1,025
Stock-based compensation included in capital expenditures	$3	$-

The following table reconciles our Net Income (Loss) to EBITDA and Adjusted EBITDA for the periods shown:

	Three months ended
	March 31,
(in thousands)	2010	2009
Net Income (Loss)	$(735)	$(9,135)
Net interest (income) expense	11	7
Provision for income taxes	-	-
Depreciation and amortization	1,397	1,302
EBITDA	673	(7,826)
Stock-based compensation	432	455
Impairment Charge – Satellite Network	-	7,045
Noncontrolling interests	145	36
Adjusted EBITDA	$1,250	$(290)

EBITDA is defined as earnings before interest income (expense), provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget. The Company also believes that EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, and Impairment Charge (Adjusted EBITDA), is useful to investors to evaluate the Company’s core operating results and financial performance and its capacity to fund capital expenditures, because it excludes items that are significant non-cash expenses reflected in the Condensed Consolidated Statements of Operations. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with accounting principles generally accepted in the United States, or GAAP. While ORBCOMM considers EBITDA and Adjusted EBITDA to be important measures of operating performance, they should be considered in addition to, and not as a substitute for, or superior to, Net Loss or other measures of financial performance prepared in accordance with GAAP and may be different than EBITDA and Adjusted EBITDA measures presented by other companies. A reconciliation table is presented above.